SECOND AMENDMENT TO
DISTRIBUTION AGREEMENT

This second amendment ("Amendment") to the distribution agreement (the "Agreement") dated as of September 30, 2021, by and among Professionally Managed Portfolios, Osterweis Capital Management, Inc., Osterweis Capital Management, LLC, and Quasar Distributors, LLC (collectively, the ''Parties") is effective as of December 15, 2023.

WHEREAS, the Parties desire to amend the Agreement to update Exhibit A to reflect an updated Funds list; and,

WHEREAS, Section 11(B) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.Except as expressly amended hereby, al1 of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Wisconsin.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

PROFESSIONALLY MANAGED PORTFOLIOS	QUASAR DISTRIBUTORS, LLC
By: /s/ Jason Hadler	By: /s/ Teresa Cowan
Jason Hadler, President	Teresa Cowan, President

OSTERWEIS CAPITAL MANAGEMENT, INC.	OSTERWEIS CAPITAL MANAGEMENT, LLC
By: /s/ Catherine Halberstadt	By: /s/ Catherine Halberstadt
Catherine Halberstadt/Co-President & Co-CEO	Catherine Halberstadt/Co-President & Co-CEO

EXHIBIT A

Fund Names

Separate Series of Professionally Managed Portfolios

Name of Series

Osterweis Fund
Osterweis Strategic Income Fund
Osterweis Growth & Income Fund
Osterweis Emerging Opportunity Fund